Exhibit 99.1

NexMetals Intersects 11.15 Metres of Massive Sulphide Mineralization at Selebi Main in Drill Hole SMD-26-212-W1, Expanding the Flexure Zone

Vancouver, British Columbia, June 1, 2026 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (“NEXM” or the “Company”) is pleased to report visual results from drill holes SMD-26-210, 212-W1 and 213, part of its ongoing 30,000 metre surface drilling program targeting the emerging Flexure Zone (“Flexure Zone”) at the Selebi Main deposit in Botswana (see Figure 1). The Flexure Zone is associated with the highest-amplitude borehole electromagnetic (“BHEM”) anomalies identified to date at Selebi Main. Drill core photos from holes SMD-26-210, 212-W1, and 213 are presented in Figure 2. Drilling continues to intersect strong zones of sulphide mineralization outside of the 2024 Mineral Resource Estimate (“2024 MRE”), further supporting the scale, continuity, and expansion potential of the Selebi system.

Highlights:

What You Need to Know: Three New Intersections and Strong Visual Intercept from SMD-26-212-W1

●	All three holes intersected wide intervals of mineralization, including intervals of massive sulphides.
●	Drill hole SMD-26-212-W1 intersected a 11.15 metre interval of massive sulphides.
●	Holes that define the Flexure zone have a nominal spacing of 200 metres, demonstrating the size of this new zone.
●	Assays are pending and will be reported once received and validated.

What Does This Mean?

●	Visual results from SMD-26-212-W1 are consistent with SMD-26-209 (10.4 Metres of 6.82% CuEq (3.09%Cu, 1.83%Ni), see news release dated May 7, 2026) and SMD-25-205 (11.05 metres of 7.31% CuEq (3.00% Cu, 2.09% Ni) see news release dated February 26, 2026), demonstrating expansion potential within the Flexure Zone, extending down-dip and down-plunge from Selebi Main.
●	The presence of thick, continuous massive sulphide intervals in holes spaced more than 300 meters apart supports the Company’s interpretation of a robust and laterally extensive mineralized system at Selebi Main.
●	The combination of massive, semi-massive, net-textured and disseminated sulphides highlights the scale and continuity of the mineralized system and, when combined with BHEM targeting, suggests strong potential for further extensions.

Sean Whiteford, CEO and Director of the Company, commented: “We are encouraged by the visual results from these latest drill holes as we continue advancing the program ahead of the updated Mineral Resource Estimate expected to be completed in the second half of 2026. The consistency of thick massive sulphide intersections across broad drill spacing, together with previously reported high-grade assay results, continues to support our view that the Flexure Zone represents a significant growth opportunity beyond the current Selebi Main resource. These intersections also continue to correlate with the strongest BHEM conductors identified to date at Selebi Main, highlighting the effectiveness of our targeting approach and the potential scale of the system.”

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Selebi Main
Shaft 2
SMD-25-204
SMD-25-202
SMD-25-201
SMD-25-205
SMD-25-203
SMD-26-214
SMD-26-208
SMD-26-209
SMD-25-207
SMD-26-215
sd144x
Underground Workings
Flexure Zone
700m x 700m Super Conductor BHEM Plate
SMD-26-210A
Significant Intervals
4.85m from 1681.50m
incl. 2.90m from 1681.50m
SMD-26-213
Significant Intervals
1.75m from 1888.85m
and 20.80m from 1919.10m
incl. 6.55m from 1921.55m
SMD-26-212-W1
Significant Intervals
11.15m from 1520.10m
and 17.00m from 1539.60m
0
500
1000 m
Azimuth 30
Drilling
Current Release
2025-2026 Drilling
In Progress
Historic Drill Hole Extension
NI-43-101 Resources (2024 MRE)
Selebi Mine Inferred
Geophysical Models
Modeled Conductive Mineralization

Figure 1: Long section of Selebi Mines highlighting drill holes SMD-26-210, 212-W1 and 213 locations relative to the 2024 MRE and the expansion of the Flexure Zone. The Inferred Resource reference in Figure 1 is presented in accordance with NI 43-101, which may not be identical to Inferred Resource references under SK-1300.

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Figure 2: SMD-26-210, SMD-26-212-W1 and SMD-26-213 Core photos.

Detailed Drilling and BHEM Information

SMD-26-210 was completed to 1716.6 metres and intersected 4.85 metres of mineralization from 1,681.50 to 1686.35 metres corresponding to the Main Zone. The zone includes a total of 3.65 metres of massive sulphides in two intervals including a 2.90 metre interval. This hole is a 225-metre northward step-out from SMD-25-205 and is located 190 metres down dip of historic drill hole sd123 and 300 metres up dip of SMD-26-213.

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SMD-26-212-W1 was completed to 1,636.2 metres and intersected two zones of mineralization starting at 1520.10 metres downhole, including a significant 11.15 metre interval of massive sulphides corresponding to the Main Zone. Separated by 7.3 metres of gneiss, is a second zone comprising a 4.45 metre interval of semi-massive, net-textured and disseminated sulphides, followed by 18.3 metres of disseminated sulphides, indicating a broad sulphide system. SMD-26-212-W1 is located 160 metres down-dip of SMD-22-007a, 180 metres up dip of SMD-26-208, and 185 metres along strike from SMD-022-008a.

SMD-26-213 was completed to 1,989.3 metres and intersected several 2 to 2.5 metre intervals of massive sulphides alternating with thick intervals of disseminated sulphides, including a 1.75 metre interval of massive sulphides corresponding to the Main Zone and a 20.80 metre zone corresponding to the Lower Zone. SMD-26-213 is located 155 metres down-dip of SMD-25-201 and 150 metres up-dip of SMD-25-203.

Details of the most significant mineralized intervals are shown in Table 1 and details of drillholes are provided in Table 2.

To date, a total of 23,965 metres in 11 completed holes, 1 hole extension, 4 abandoned holes and 2 in-progress holes have been completed as part of the surface drilling program. Drill results are reported below in Table 1 and drill hole collar details are provided in Table 2.

Table 1: 2025 Surface Drilling Results

Hole-ID	From (m)	To (m)	Length (m)	Est. True Thickness[1]	Vertical Depth[5] (m)	Cu (%)	Ni (%)	Co (%)[2]	Zone	CuEq (%)[3]
SMD-26-210	1681.50	1686.35	4.85	4.80	1602	Ap4	Ap4	Ap4	Main Zone	Ap4
including	1681.50	1684.40	2.90	2.85	1602	Ap4	Ap4	Ap4	Main Zone	Ap4
SMD-26-212-W1	1520.10	1531.25	11.15	11.15	1417	Ap4	Ap4	Ap4	Main Zone	Ap4
SMD-26-212-W1	1539.00	1556.00	17.00	17.00	1430	Ap4	Ap4	Ap4	Lower Zone	Ap4
SMD-26-213	1888.85	1890.60	1.75	1.65	1821	Ap4	Ap4	Ap4	Main Zone	Ap4
SMD-26-213	1919.10	1939.90	20.80	19.85	1849	Ap4	Ap4	Ap4	Lower Zone	Ap4
including	1921.55	1928.10	6.55	6.25	1851	Ap4	Ap4	Ap4	Lower Zone	Ap4

1Length refers to drillhole length and not true width. True widths are estimated where density of drilling is sufficient for an estimation. Some true widths cannot be estimated due to insufficient drill density.

2Co is not included in the MRE as cobalt analyses are not consistently available throughout the deposit.

3CuEq was calculated using the formula CuEq=Cu+2.06*Ni assuming long-term prices of US$10.50/lb Ni and US$4.75/lb Cu, and nickel and copper recoveries of 72.0% and 92.4%, respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.

4Assays pending

5Vertical depth measured from surface to the top of the interval

Table 2: Surface Drilling Collar Information

HOLE ID	UTM East	UTM North	Elevation	Dip	True North Azimuth	Hole Length	Comment
SMD-26-210	582807.4	7563850.3	901.2	-74.4	115.2	1,717.6	Surveyed collar
SMD-26-212-W1	582754.9	7563356.4	903.5	-72.1	120.9	1,636.2	Surveyed collar
SMD-26-213	582520	7563780	907	-76.4	110.7	1,989.3	Planned coordinate

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Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, V.P. Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101 and Subpart 1300 of Regulation S-K.

Quality Control

The program is being executed using three company-owned underground Zinex U5 drills which were converted into surface A5 drills, and two Marcotte HTM2500 drills purchased by the Company capable of drilling to depths of 2,550 metres (NQ core).

Drill core samples are either NQ (47.75 mm diameter) or BQ (36.40 mm diameter). All samples are ½ core samples cut by a diamond saw on site and the remaining half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Geochemistry in Johannesburg, South Africa. Commercially prepared Blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81). Analyses for Pt, Pd, and Au are by fire assay (30 grams nominal sample weight) with an ICP-AES finish (PGM-ICP23).

Holes are numbered as follows: SMD (Selebi Main Deposit) + year + hole number starting at 201.

BHEM Surveys

The BHEM surveys at Selebi utilize the Crone PEM system operated by local Botswana staff. Survey data is collected using a 3-component fluxgate probe collecting full waveform data. Surveys have been collected using timebases between 50 and 1000ms (0.25 Hz to 5 Hz). The data has been processed to a calculated residual step response to better quantify the conductive sources. This added processing has proven to be highly valuable because of the size of the highly conductive mineralized system.

Technical Report

The 2024 MRE on the Selebi Mines is supported by the technical report entitled “Technical Report, Selebi Mines, Central District, Republic of Botswana” dated September 20, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report”), and the technical report summary entitled “S-K 1300 Technical Report Summary Selebi Mines, Central District, Republic of Botswana, Premium Resources Ltd.” dated December 17, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report Summary”), each prepared by SLR Consulting (Canada) Ltd. for NEXM. Reference should be made to the full text of the Selebi Technical Report, which was prepared in accordance with NI 43-101 and is available on SEDAR+ (www.sedarplus.ca) and the Selebi Technical Report Summary, which was prepared in accordance with Subpart 1300 of Regulation S-K and is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov), in each case, under NEXM’s issuer profile.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a TSX.V and NASDAQ listed mineral exploration and development company focused on redeveloping the past-producing Selebi and Selkirk copper-nickel-cobalt-platinum group element mines in Botswana. NexMetals has confirmed the scale of mineralization is larger than historical estimates, supported by NI 43-101- and Regulation S-K 1300-compliant resource estimates, with ongoing down-hole geophysics, drilling, and metallurgical programs aimed at expanding resources and supporting future economic studies. The Company is led by an experienced management and technical team with a proven track record in global mineral projects, emphasizing disciplined execution, transparent governance, and long-term stakeholder value creation.

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For further information about NexMetals Mining Corp., please contact:

Sean Whiteford

CEO
info@nexmetalsmining.com
1-866-794-NEXM(6396)

Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the implementation of the objectives, goals and future plans of the Company, including the potential for a laterally extensive mineralized system at Selebi Main and the scale and continuity thereof; the expansion potential within the Flexure Zone; the receipt of pending assay results and the timing and results thereof; and the Company’s belief that the combination of massive, semi-massive and disseminated sulphides indicates a strong sulphide system with potential for scale, particularly when integrated with ongoing BHEM targeting. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the SEC on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.ca), in each case, under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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